Exhibit 21

SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary	State or Country of Incorporation
FMC Corporation (the Registrant)	Delaware
Electro Quimica Mexicana, S.A. de C.V.	Mexico
Energias de Villarrubia, S.L.	Spain
FMC Agricultural Products International, AG	Switzerland
FMC Agroquimica de Mexico S.A. de C.V.	Mexico
FMC Asia Pacific Inc.	Delaware
FMC BioPolymer AS	Norway
FMC BioPolymer Germany G.m.b.H.	Germany
FMC BioPolymer France SAS	France
FMC BioPolymer UK Limited	United Kingdom
FMC Chemicals Netherlands BV	Netherlands
FMC Chemical International, AG	Switzerland
FMC Chemicals (Malaysia) Sdn. Bhd.	Malaysia
FMC Australasia Pty. Ltd.	Australia
FMC Chemicals (Thailand) Limited	Thailand
FMC Chemicals Italy srl.	Italy
FMC Chemicals KK	Japan
FMC Chemicals Limited	United Kingdom
FMC Chemical S.p.r.l.	Belgium
FMC de Mexico, S.A. de C.V.	Mexico
FMC Defense Corporation	Wyoming
FMC Finance B.V.	Netherlands
FMC Foret, S.A.	Spain
FMC France SAS	France
FMC Funding Corporation	Delaware
FMC India Private Limited	India
FMC Korea Ltd.	Korea
FMC Manufacturing Limited	Ireland
FMC of Canada Limited	Canada
FMC Overseas, Ltd.	Delaware
FMC Quimica do Brasil Limitada	Brazil
FMC (Shanghai) Chemical Technology Co. Ltd.	China
FMC (Shanghai) Commercial Enterprise	China
FMC Specialty Chemicals (Zhangjiagang) Co., Ltd.	China
FMC (Suzhou) Crop Care Co., Ltd.	China
FMC United (Private) Ltd.	Pakistan
FMC WFC I, Inc.	Wyoming
FMC WFC II, Inc.	Wyoming
FMC Wyoming Corporation	Delaware
Foraneto, S.L.	Spain
Forel, S.L.	Spain
Forsean, S.L.	Spain
Guangzhou Co-Living International Biology Technology Co., Ltd.	China
Kelp Industries	Australia
Minera Del Altiplano S.A.	Argentina
P.T Bina Guna Kimia	Indonesia
Thorungaverksmidjam hf	Iceland

NOTE: All subsidiaries listed are greater than 50 percent owned, directly or indirectly, by FMC Corporation as of December 31, 2008. The names of various active and inactive subsidiaries have been omitted. Such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.